Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES THIRD QUARTER RESULTS
Second Quarter of Sequential Revenue Growth
Kent, WA — March 9, 2010 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2010 third quarter ended January 31, 2010.
For the quarter, Flow reported consolidated revenues of $45.4 million, a sequential increase of 8% compared to $42.0 million in the fiscal 2010 second quarter. This follows the previously reported 11% sequential revenue growth in the second quarter compared to first quarter of fiscal 2010. Revenue in the year-ago third quarter was $48.7 million.
The Company reported a fiscal 2010 third quarter GAAP net loss of $0.7 million or a loss of $0.02 per share, which includes a non-cash charge of $1.3 million for foreign currency adjustments primarily related to the liquidation of two dormant subsidiaries. Excluding these adjustments and the related tax effects, as well as the results of discontinued operations, pro forma net loss for the quarter was $0.3 million or $0.01 per share. This compares to a pro forma net loss of $0.2 million in the fiscal 2009 third quarter, which excludes non-recurring charges of $32.3 million related to a patent litigation settlement, a goodwill impairment charge, and severance expenses, as well as the related tax effects and the results of discontinued operations. As reported, including the above items, the year-ago quarter GAAP net loss was $21.4 million or $0.57 per share.
“This represents the second quarter of sequential growth in our revenue, and it was led by the strengthening of our Standard systems business,” said Charley Brown, President and CEO of Flow. “While we feel that our business is stabilizing, we expect that, until the overall macroeconomic environment significantly improves, this stability will represent historically low levels.”

Operations Review
For the fiscal 2010 third quarter:
•	Standard Segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $37.0 million, an increase of $5.6 million or 18% sequentially from the fiscal year 2010 second quarter and a decrease of $4.2 million or 10% from the prior-year quarter.

•	Advanced Segment sales, which include sales of complex aerospace and automation systems requiring specific custom configuration and advanced features as well as parts and services for those installed systems, were $8.3 million for the quarter as expected, a sequential decrease of $2.3 million or 22% from the fiscal year 2010 second quarter and an increase of $0.9 million or 12% from the prior-year quarter.

•	Aggregate gross margin was 40.2% for the quarter, an increase from gross margin of 39.6% in the fiscal 2010 second quarter and 39.3% gross margin in the prior-year quarter.

•	Total overall operating expenses for the quarter were $18.5 million. That compares to $18.7 million in the prior-year quarter, excluding $32.3 million in restructuring, impairment, and other operating charges, and to $16.9 million in the fiscal 2010 second quarter, excluding the $0.6 million gain recognized on the sale of the building in Taiwan. The fiscal 2010 third quarter includes increased costs associated with the implementation of Flow’s Enterprise Resource Planning system and related depreciation and amortization, and the partial reinstatement of the temporary wage reductions and employee benefits that had previously been suspended since the fourth quarter of fiscal 2009.
Conference Call
Flow plans to hold a conference call to discuss these results today: Tuesday, March 9th at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 877-303-6620 or 224-357-2202. A 48-hour replay will be available following the call by dialing 800-642-1687 or 706-645-9291; the replay passcode is 60348022. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.

About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding sequential growth in revenue and stabilizing revenue. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Consolidated Statements of Operations
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended January 31,		Nine months ended January 31,
	2010	2009	2010	2009

Sales	$45,356	$48,711	$125,145	$166,353

Cost of Sales	27,133	29,565	76,314	95,436

Gross Margin	18,223	19,146	48,831	70,917

Operating Expenses:
Sales and Marketing	10,065	9,996	26,956	31,996
Research and Engineering	2,235	2,281	5,782	6,809
General and Administrative	6,198	6,418	19,391	22,586
Restructuring and Other Operating Charges	—	32,278	4,222	34,158

Operating Expenses	18,498	50,973	56,351	95,549

Operating Loss	(275)	(31,827)	(7,520)	(24,632)

Interest Expense, net	(429)	(348)	(1,774)	(337)
Other Income (Expense), net	(1,218)	392	(866)	(56)

Loss Before Benefit for Income Taxes	(1,922)	(31,783)	(10,160)	(25,025)
Benefit for Income Taxes	1,124	11,106	2,653	6,277

Loss from Continuing Operations	(798)	(20,677)	(7,507)	(18,748)

Income (Loss) from Discontinued Operations, net of tax	51	(686)	(1,089)	(597)

Net Loss	$(747)	$(21,363)	$(8,596)	$(19,345)

Basic and Diluted Loss Per Share:
Loss from Continuing Operations	$(0.02)	$(0.55)	$(0.18)	$(0.50)
Net Loss	$(0.02)	$(0.57)	$(0.20)	$(0.51)

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Loss Per Share (000):
Basic and Diluted	46,879	37,639	42,490	37,609

Flow International Corporation
Consolidated Balance Sheets
(Unaudited)
US Dollars in thousands

	January 31,	April 30,
	2010	2009

ASSETS:
Current Assets:
Cash	$6,622	$10,117
Receivables, net	36,859	32,103
Inventories	22,031	21,480
Other Current Assets	11,004	31,543

Total Current Assets	76,516	95,243
Property and Equipment, net	21,674	22,983
Other Long-Term Assets	34,997	26,734

	$133,187	$144,960

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Notes Payable	$2,150	$15,226
Current Portion of Long-Term Obligations	54	1,367
Accounts Payable and Other Accrued Liabilities	21,675	17,897
Other Current Liabilities	19,444	17,830
Reserve for Patent Litigation	—	15,000

Total Current Liabilities	43,323	67,320
Other Long-Term Liabilities	7,304	8,929
Subordinated Notes	7,775	6,000

Total Other Long-Term Liabilities	58,402	82,249

Shareholders’ Equity	74,785	62,711

	$133,187	$144,960

Flow International Corporation
Supplemental Data
(Unaudited)
US Dollars in thousands

	Three months ended January 31,		Nine months ended January 31,
	2010	2009	2010	2009

Sales Breakdown:
Systems	$31,905	33,739	$83,673	$115,997
Consumable Parts	13,451	14,972	41,472	50,356

Total	$45,356	$48,711	$125,145	$166,353

Segment Revenue Breakdown:
Standard	$37,036	$41,269	$96,817	$149,898
Advanced	8,320	7,442	28,328	16,455

	$45,356	$48,711	$125,145	$166,353

Segment Operating Income (Loss) Breakdown:
Standard	$978	$2,441	$(211)	$21,592
Advanced	1,229	628	4,999	(3,417)
All Other*	(2,482)	(34,896)	(12,308)	(42,807)

	$(275)	$(31,827)	$(7,520)	$(24,632)

* Includes corporate overhead expenses as well as general and administrative expenses of inactive subsidiaries that do not constitute segments.

Depreciation and Amortization Expense	$1,485	$1,113	$4,078	$3,210

Capital Spending	$968	$1,920	$8,925	$6,862
NM = not meaningful

Flow International Corporation
Reconciliation of GAAP to Pro forma
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended January 31,		Nine months ended January 31,
	2010	2009	2009	2008

GAAP Loss from Continuing Operations	$(798)	$(20,677)	$(7,507)	$(18,748)

Adjustments:

OMAX Termination Charge	—	—	3,219	—
Restructuring and Other Operating Charges	—	514	1,003	2,394
Goodwill Impairment	—	2,764		2,764
Provision for Patent Litigation	—	29,000		29,000
Write-off of Deferred Debt Issuance Costs	—	—	253	—
Inventory Write-Off	—	—	—	108
Liquidation of Dormant Foreign Subsidiaries	1,277	—	1,277	—
Tax Effect of Adjustments	(780)	(11,765)	(3,390)	(11,765)

Pro forma Income (Loss) from Continuing Operations	$(301)	$(164)	$(5,146)	$3,753

GAAP Net Loss	$(747)	$(21,363)	$(8,596)	$(19,345)

Adjustments:

OMAX Termination Charge	—	—	3,219	—
Restructuring and Other Operating Charges	—	514	1,003	2,394
Goodwill Impairment	—	2,764	—	2,764
Provision for Patent Litigation	—	29,000	—	29,000
Write-off of Deferred Debt Issuance Costs	—	—	253	—
Inventory Write-Off	—	—	—	108
Liquidation of Dormant Foreign Subsidiaries	1,277	—	1,277	—
Discontinued Operations	(51)	686	1,089	597
Tax Effect of Adjustments	(780)	(11,765)	(3,390)	(11,765)

Pro forma Net Income (Loss)	$(301)	$(164)	$(5,146)	$3,753

Per Share Amounts

GAAP Basic and Diluted Income (Loss) Per Share Income (Loss) from Continuing Operations	$(0.02)	$(0.55)	$(0.18)	$(0.50)
Net Income (Loss)	$(0.02)	$(0.57)	$(0.20)	$(0.51)

Pro forma Basic and Diluted Income (Loss) per Share Income (Loss) from Continuing Operations	$(0.01)	$(0.00)	$(0.12)	$0.10
Net Income (Loss)	$(0.01)	$(0.00)	$(0.12)	$0.10